Exhibit 15.2

[Letterhead of TransAsia Lawyers]

25 June, 2007

eLong, Inc.

Block B, XingKe Plaza Building

10 Middle Jiuxianqiao Road

Chaoyang District, Beijing 100016

People’s Republic of China

Dear Sirs:

We consent to the reference to our firm under the heading “Government Regulation” in “Item 4: Information on the Company” in eLong, Inc.’s Annual Report on Form 20-F for the year ended December 31, 2006, which will be filed with the Securities and Exchange Commission in the month of June 2006.

Yours faithfully,

/s/ TransAsia Lawyers
TransAsia Lawyers